Exhibit 32.2

CERTIFICATION

Pursuant to 18 USC §1350, the undersigned officer of The St. Joe Company (the “Company”) hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Marek Bakun
Marek Bakun
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: February 26, 2025